EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SigmaTron International, Inc.

Elk Grove Village, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 24, 2015, relating to the consolidated financial statements of SigmaTron International, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended April 30, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
BDO USA, LLP
Chicago, Illinois
October 22, 2015